As filed with the Securities and Exchange Commission on November 3, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MCEWEN MINING INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0796160 (I.R.S. Employer Identification Number)
150 King Street West, Suite 2800
Toronto, Ontario, Canada M5H 1J9
(866) 441-0690
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Perry Ing
Chief Financial Officer
McEwen Mining Inc.
150 King Street, Suite 2800
Toronto, Ontario, Canada M5H 1J9
(866) 441-0690
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
George A. Hagerty
David R. Crandall
Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, Colorado 80202
(303) 899-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2023
PROSPECTUS
McEwen Mining Inc.
$200,000,000
Debt Securities
Common Stock
Warrants
Subscription Rights
Subscription Receipts
Units
This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.
This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement and any free writing prospectus may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”), both under the symbol “MUX.” On November 2, 2023, the last reported sale price of our common stock on the NYSE and the TSX was $6.65 per share and C$9.14 per share, respectively. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus, and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, McEwen Mining Inc. (which we generally refer to collectively as “we”, “us”, “McEwen Mining” or the “Company” in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement or free writing prospectus and attach it to this prospectus. The prospectus supplement or free writing prospectus, including the documents incorporated by reference, will contain specific information about the terms of the securities being offered, sold or issued at that time and other information you should know before investing in our securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. You should read this prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” and any additional information you may need to make your investment decision.
This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.
We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment, any prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. The information in this prospectus, including the documents incorporated by reference, are accurate only as of the date set forth on the front of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “$” or “dollar” are to the lawful currency of the United States. We refer to Canadian dollars as C$.
WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act. We make available on or through our website, at www.mcewenmining.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like McEwen Mining Inc., that file electronically with the SEC. The address of that site is www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may obtain the registration statement and its attached exhibits and schedules from the SEC as indicated above or from us. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on June 29, 2023;

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Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 9, 2023;

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Our Current Reports on Form 8-K filed with the SEC on March 1, 2023 (as amended March 15, 2023), May 30, 2023, July 3, 2023, July 6, 2023, August 15, 2023, October 6, 2023 (as amended November 3, 2023), October 16, 2023, and October 24, 2023 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items); and

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The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on October 28, 2010, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished to, rather than filed with, the SEC.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866) 441-0690

OUR COMPANY
The Company is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. We were incorporated under the laws of the state of Colorado in 1979. We own 100% of the Froome mine and Stock mill in Ontario, Canada, a 100% interest in the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 47.7% of McEwen Copper Inc., the owner of the Los Azules copper project in San Juan, Argentina, and a 49% interest in Minera Santa Cruz S.A. (“MSC”), the owner and operator of the San José mine in Santa Cruz, Argentina. MSC is controlled by the majority owner of the joint venture, Hochschild Mining plc. In addition to the above, we hold interests in advanced-stage and exploration-stage properties and projects in the United States, Canada, Mexico and Argentina.
Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in Elko, Nevada (U.S.), Matheson, Canada, Guamúchil, Mexico, and San Juan, Argentina. Our website is www.mcewenmining.com. We make available at no cost our periodic reports including Forms 10-K, 10-Q and 8-K, and news releases and certain of our corporate governance documents, including our Code of Ethics, on our website. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.
RISK FACTORS
Ownership of or an investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, including our historical financial statements and related notes, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our securities to decline, perhaps significantly, and you may lose part or all of your investment.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
In addition to historical information, some of the information in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:
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statements about our anticipated exploration results, cost and feasibility of production, production estimates, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

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statements regarding the potential impacts of the COVID-19 pandemic, government responses to the continuing pandemic, and our response to those issues;

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statements regarding strategic alternatives that we are evaluating, or may evaluate in the future, in connection with our business;

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statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

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statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. All statements other than statements of historical facts included or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus may constitute forward-looking statements which may use specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. Forward-looking statements and information are based upon several estimates and assumptions that, while considered reasonable by management, they are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.
Included among the forward-looking statements and information that we may provide is production guidance. From time to time the Company provides guidance on operations, based on stand-alone budgets for each operating mine. In developing the mine production portion of the budget, we evaluate several factors and assumptions, which include, but are not limited to:
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gold and silver price forecasts;

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average gold and silver grade mined, using a resource model;

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average grade processed by the crushing facility (Gold Bar) or milling facility (San José mine and Fox Complex);

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expected tonnes moved and strip ratios;

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available stockpile material (grades, tonnes, and accessibility);

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estimates of in process inventory (either on the leach pad or plant for the El Gallo mine and Gold Bar, or in the mill facility for the San José mine and the Black Fox mine);

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estimated leach recovery rates and leach cycle times (the El Gallo mine and Gold Bar);

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estimated mill recovery rates (San José mine and Fox Complex);

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dilution of material processed;

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internal and contractor equipment and labor availability; and

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seasonal weather patterns.

Actual production results are sensitive to variances in any of the key factors and assumptions noted above. As a result, we frequently evaluate and reconcile actual results to budgeted results to determine if key assumptions and estimates require modification. Any changes will, in turn, influence production guidance.
We caution you not to put undue reliance on these forward-looking statements, which speak only as of the date set forth on the front of this prospectus, any accompanying prospectus supplement or free writing prospectus, or the date of the document incorporated by reference. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.
The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as applicable and the following:
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our ability to raise funds required for the execution of our business strategy;

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the effects of pandemics such as COVID-19 on health in our operating jurisdictions and the worldwide, national, state and local responses to such pandemics, and direct and indirect effects of Covid-19 or other pandemics on our business plans and operations;

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our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

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our ability to maintain an on-going listing of our common stock on the New York Stock Exchange or another national securities exchange in the U.S.;

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decisions of foreign countries, banks and courts within those countries;

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national and international geopolitical events and conflicts, and unexpected changes in business, economic, and political conditions;

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operating results of MSC;

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fluctuations in interest rates, inflation rates, currency exchange rates, or commodity prices;

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timing and amount of mine production;

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our ability to retain and attract key personnel;

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technological changes in the mining industry;

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changes in operating, exploration or overhead costs;

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access and availability of materials, equipment, supplies, labor and supervision, power and water;

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results of current and future exploration activities;

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results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

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changes in our business strategy;

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interpretation of drill hole results and the geology, grade and continuity of mineralization;

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the uncertainty of reserve estimates and timing of development expenditures;

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litigation or regulatory investigations and procedures affecting us;

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changes in federal, state, provincial and local laws and regulations;

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local and community impacts and issues including criminal activity and violent crimes;

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accidents, public health issues, and labor disputes;

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uncertainty relating to title to mineral properties;

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changes in relationships with the local communities in the areas in which we operate;

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changes in environmental laws and requirements in the jurisdictions in which we operate; and

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decisions by third parties over which we have no control.

We undertake no responsibility or obligation to update publicly these forward-looking statements, except as required by law and we may update these statements in the future in written or oral statements. Investors should take note of any future statements made by or on our behalf.
CAUTIONARY NOTE REGARDING DISCLOSURE OF MINERAL PROPERTIES
Mineral Reserves and Resources
We are subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result, we have reported our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements are governed by Item 1300 of Regulation S-K (“S-K 1300”), as issued by the SEC. Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), as adopted from the definitions provided by the Canadian Institute of Mining, Metallurgy and Petroleum. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions. All disclosure of mineral resources and mineral reserves incorporated by reference into this prospectus are reported in accordance with S-K 1300.
Investors should be aware that the estimation of measured and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves that conform to S-K 1300 guidelines. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. It is reasonably expected that the majority of the inferred mineral resource could be upgraded to an indicated mineral resource with continued exploration. Investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.
Technical Report Summaries and Qualified Persons
The technical information concerning our mineral projects incorporated by reference into this prospectus have been reviewed and approved by William Shaver, P.Eng., Chief Operating Officer, and Luke Willis, Director, Resource Modeling, each a “qualified person” under S-K 1300. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources incorporated by reference into this prospectus, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of our material properties which are included as exhibits to the registration statement of which this prospectus forms a part.
USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.
DILUTION
We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
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the net tangible book value per share of our equity securities before and after the offering;

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the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES
The following description is a general summary of the terms of the debt securities, shares of common stock, warrants, subscription rights, subscription receipts or units we may issue. The description below and in any prospectus supplement or free writing prospectus is only a summary and does not include all of the terms of the securities and should be read together with our second amended and restated articles of incorporation, as amended (the “Articles”) and our amended and restated bylaws (the “Bylaws”). This description also summarizes relevant provisions of the laws of the State of Colorado. Please carefully consider the actual provisions of our Articles and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and any applicable laws of the State of Colorado.
Debt Securities
As specified in any prospectus supplement, the debt securities will be issued by us and will be our direct obligations. Such obligations may be secured or unsecured, and may be senior, senior subordinated or subordinated indebtedness.

The debt securities will be issued under one or more separate indentures between us and a designated trustee. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.
The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. To the extent any prospectus supplement relating to an offering is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities referred to as “senior securities” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.”
We may issue the debt securities under this prospectus, in one or more series, in each case as we may establish in one or more supplemental indenture(s). We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.
We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series subject to the terms of the indenture.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
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the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

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the ranking of the debt securities;

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the aggregate principal amount of the debt securities;

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the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

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the stated maturity date;

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any fixed, variable or pay-in-kind interest rate or rates per annum;

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the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

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any rights affecting the transfer, exchange or conversion of the debt securities;

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the dates from which interest may accrue and any interest payment dates;

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the right, if any, to extend interest payment periods and the duration of any such extensions;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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any sinking fund requirements;

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any provisions for redemption, including the redemption price and any remarketing arrangements;

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whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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the covenants of such debt securities;

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whether we will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

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whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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the subordination provisions, if any, relating to the debt securities;

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the provisions relating to any security provided for the debt securities;

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the provisions relating to any guarantee of the debt securities;

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the provision of annual and/or quarterly financial information to the holders of the debt securities;

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what constitutes an “event of default”;

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the remedies for holders of debt securities upon the occurrence of an “event of default”;

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the right to make any changes to the indentures or the terms of the debt securities by us and what approval, if any, will be required from the holders of the debt securities;

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the provisions for voting on any changes to the indentures or the terms of the debt securities;

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the requirements for us to discharge, defease or covenant defease the debt securities;

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certain restrictive covenants, which may, among other things, limit our ability, if any, to: (i) grant liens on our assets; (ii) consolidate, merge or transfer property; (iii) make certain types of payments, including dividends; (iv) incur additional debt; (v) sell assets; or (vi) engage in certain lines of business; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.
Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.
If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:
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to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

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in any other lawful manner, all as the applicable indenture describes.

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Global Securities
If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.
Governing Law
We anticipate that the indenture(s) and supplemental indenture(s) will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Capital Stock
Our authorized capital consists of 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of November 2, 2023, there were a total of 47,491,869 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Articles and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record and the holders of any fractional share are entitled to a corresponding fractional vote on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of our securities. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Articles of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the designation and number of shares of any series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, and the relative, participating, optional or other rights and preferences of the shares of any series of preferred stock, including, without limitation, dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The ability of our board of directors, without action from our shareholders, to issue undesignated preferred stock with voting or other rights could impede the success of any attempt to effect a change in control of our Company. These provisions may also have the effect of deferring hostile takeovers or delaying changes in control or management of our Company. Our board of directors has determined to consider the adoption of a shareholder rights, or “poison pill,” plan because it believes that such a plan may be in the best interests of the Company and its shareholders. At this time, the board of directors has not approved the adoption of any plan but is in the exploratory stage. If the board determines to adopt such a plan, the availability of preferred stock would be useful to the implementation of such a plan. The board’s determination to consider the adoption of such a plan is not in response to or in anticipation of any pending or threatened take-over bid, nor a desire to deter any particular take-over bid. Our board of directors is not currently aware of any hostile takeover attempts directed at the Company. The board is considering such a plan to ensure that the Company’s shareholders are treated fairly in the event any such bid to acquire control of the Company is made. A rights plan may also be useful in preserving the net operating losses that the Company currently has available to offset any future income.
Anti-Takeover Provisions
Our Articles and our Bylaws include certain provisions that could delay, defer or prevent a change in control of our Company. Among other things, our Articles of Incorporation and Bylaws:
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provide that the authorized number of directors may be fixed from time to time by our board of directors; provided, however, that the authorized number of directors shall not be less than three nor more than nine;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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authorize our board of directors to direct us to issue up to 10,000,000 shares of preferred stock without shareholder approval, with such voting or other rights or preferences as designated by our board of directors (see “Preferred Stock” above); and

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provide that special meetings of our shareholders may be called only by our president, the chairman of the board of directors, the board of directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

Moreover, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of the Company.
Exchange Listings
Our common stock is listed on the NYSE and on the TSX, each under the symbol “MUX.”
Transfer Agent
Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.
Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase debt securities or common stock, which we refer to as debt warrants and warrants, respectively, and may be issued in one or more series. Warrants may be issued independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from those securities. Each series of warrants may be issued under a separate warrant agreement (each a “Warrant Agreement”) to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of material U.S. federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase a debt security or share of common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Subscription Rights
The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:
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in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

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in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

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the aggregate number of shares of common stock, debt warrants, warrants or other securities purchasable upon exercise of such subscription rights and the exercise price;

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the aggregate number of subscription rights being issued;

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the extent to which the subscription rights are transferrable;

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the date on which the holder’s ability to exercise such subscription rights shall commence and the date on which such right shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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a discussion of material U.S. federal income tax considerations;

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any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

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if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Subscription Receipts
The Company may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:
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the number of subscription receipts;

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the price at which the subscription receipts will be offered;

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the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

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the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

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the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

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terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

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a discussion of material U.S. federal income tax considerations; and

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any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

Units
The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement or free writing prospectus, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
PLAN OF DISTRIBUTION
The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods, or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the offered securities;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any public offering price;

•
the net proceeds to us;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

•
any commissions paid to agents; and

•
any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.
Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.
If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market. Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.
If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement or and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
All securities offered by this prospectus will be a new issue of securities with no established trading market, other than the common stock that may be offered hereby. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE and the TSX. Any common stock sold by this prospectus will be listed for trading on the NYSE and the TSX subject to official notices of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.
Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants, subscription rights and subscription receipts being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of McEwen Mining Inc. appearing in McEwen Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The financial statements of Minera Santa Cruz S.A. appearing in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global Limited, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Information relating to the Company’s San José mine contained herein and incorporated herein by reference is derived from the technical report entitled “SEC SK §229.1304 Technical Report on the San José Silver-Gold Mine Santa Cruz, Argentina” with an effective date of December 25, 2020 and an issue date of April 20, 2021 prepared by Mining Plus US Corporation and P&E Mining Consultants Inc., each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to the Company’s Los Azules project contained herein and incorporated herein by reference is derived from the technical report entitled “Regulation S-K 229.1304 Technical Report Summary Initial Assessment Individual Disclosure for the Los Azules Copper Project, Argentina, effective May 9, 2023 prepared by Samuel Engineering, Stantec Consulting International Ltd., Knight Piesold Ltd., W. David Tyler RM SME, and SRK Consulting UK Limited, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to the Company’s Gold Bar Project contained herein and incorporated herein by reference is derived from the technical report entitled “Gold Bar Project S-K 1300 Technical Report Summary Feasibility Study” dated March 4, 2022, prepared by Independent Mining Consultants, Inc., Forte Dymanics, Inc., Kevin Kunkel CPG, Michael Baumann, P. Geo., W. David Tyler RM SME, and Benjamin Bermudez, PE, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to the Company’s Fox Complex contained herein and incorporated herein by reference is derived from the technical report entitled “Technical Report Summary on the Initial Assessment of the Fox Complex” effective as of December 31, 2021, prepared by Sheila Daniel, P. Geo., Steven Sibbick, P. Geo, Piers Wendlandt, PE, Lewis Kitchen, P. Eng., Benoit Bissonnette, P. Eng., William Bagnell, P. Eng., Daniel Downton, P. Geo., Channa Kumarage, P. Eng., Aleksandr Mitrofanov, P. Geo., Kenneth Tylee, P. Geo., W. David Tyler RM SME, James Tod, P. Eng., and SLR Consulting Ltd., each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.
Registration fee	$29,520
FINRA fee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent and registrar fees	(1)
Miscellaneous	(1)
Total	(1)

(1)
Other than the registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
We have entered into indemnification agreements with each of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, any of our directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us. We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.
Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.
The Colorado Business Corporation Act (“CBCA”) allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.
Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:
•
any breach of the duty of loyalty to us or our shareholders;

•
acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•
dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

•
violations of certain laws; or

•
any transaction from which the director derives an improper personal benefit.

Liability under federal securities law is not limited by our Articles of Incorporation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 16.   EXHIBITS.
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 20, 2012 (incorporated by reference from the Current Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.1, File No. 001-33190)
3.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 24, 2012 (incorporated by reference from the Current Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.2, File No. 001-33190)
3.3	Articles of Amendment to the Second Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on July 25, 2022 (incorporated by reference from the Current Report on the Form 8-K filed with the SEC on July 28, 2022, Exhibit 3.1, File No. 001-33190)
3.4	Articles of Amendment to the Second Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State effective June 30, 2023 (incorporated by reference from the Current Report on the Form 8-K filed with the SEC on July 3, 2023, Exhibit 3.1, File No. 001-33190)
3.5	Amended and Restated Bylaws of the Company (incorporated by reference from the Current Report on Form 8-K filed with the SEC on March 12, 2012, Exhibit 3.2, File No. 001-33190)
4.1	Form of Indenture (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 filed June 18, 2012, File No. 333-182192)
4.2*	Form of Equity Warrant Agreement
4.3*	Form of Debt Warrant Agreement
4.4*	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate)
4.5*	Form of Subscription Receipts Agreement
4.6*	Form of Unit Agreement
5.1+	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered
23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2+	Consent of Pistrelli, Henry Martin y Asociados S.R.L., Buenos Aires, Argentina, member of Ernst & Young Global Limited
23.3+	Consent of Mining Plus US Corporation
23.4+	Consent of Michael C. Baumann

Exhibit No.	Description
23.5+	Consent of P&E Mining Consultants Inc.
23.6+	Consent of Aleksandr Mitrofanov
23.7+	Consent of Daniel D. Downton
23.8+	Consent of W. Dave Tyler
23.9+	Consent of Kenneth Tylee
23.10+	Consent of Benjamin Bermudez
23.11+	Consent of Kevin W. Kunkel
23.12+	Consent of Independent Mining Consultants Inc.
23.13+	Consent of Forte Dynamics, Inc.
23.14+	Consent of Channa Kumarage
23.15+	Consent of SLR Consulting Ltd.
23.16+	Consent of Knight Piesold Ltd.
23.17+	Consent of Samuel Engineering Inc.
23.18+	Consent of SRK Consulting UK Limited
23.19+	Consent of Sheila Daniel
23.20+	Consent of Steven Sibbick
23.21+	Consent of Piers Wendlandt
23.22+	Consent of Lewis Kitchen
23.23+	Consent of Benoit Bissonnette
23.24+	Consent of William Bagnell
23.25+	Consent of Stantec Consulting International Ltd.
23.26+	Consent of James Tod
23.27+	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on the signature page of the Registration Statement)
25.1**	Statement of Eligibility of Trustee on Form T-1
107+	Filing Fee Table

+
Filed herewith.

*
To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of specific securities.

**
To be filed, if necessary, in accordance with the Trust Indenture Act of 1939, as amended, in connection with the offering of specific securities.

ITEM 17.   UNDERTAKINGS.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   That, if the undersigned registrant uses this registration statement to offer securities to its existing security holders upon the exercise of warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, then the undersigned registrant will supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.
(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e)   The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on the 3rd day of November, 2023.
McEwen Mining Inc.
By:
/s/ Robert R. McEwen

Robert R. McEwen
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. McEwen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments, including post-effective amendments, to this registration statement and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 3rd day of November, 2023.
Name	Title
/s/ Robert R. McEwen Robert R. McEwen	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Perry Ing Perry Ing	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Allen V. Ambrose Allen V. Ambrose	Director
/s/ Ian Ball Ian Ball	Director
/s/ Richard W. Brissenden Richard W. Brissenden	Director
/s/ Robin E. Dunbar Robin E. Dunbar	Director
/s/ Michelle Makori Michelle Makori	Director
/s/ Merri Sanchez Merri Sanchez	Director
/s/ William M. Shaver William M. Shaver	Director